UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

May 8, 2013

EMERALD OIL, INC.

(Exact name of registrant as specified in its charter)

Montana	1-35097	77-0639000

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1600 Broadway, Suite 1360

Denver, Colorado 80202

(Address of principal executive offices, including zip code)

(303) 323-0008

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.	Results of Operations and Financial Condition.

On May 8, 2013, Emerald Oil, Inc. (the “Company”) issued a press release announcing results for the fiscal quarter ended March 31, 2013. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

The Company’s press release announcing its financial results for its fiscal quarter ended March 31, 2013 contains non-GAAP financial measures. Generally, a non-GAAP financial measure is a numerical measure of a company’s performance, financial position, or cash flows that either excludes or includes amounts that are not normally excluded or included in the most directly comparable measure calculated and presented in accordance with United States generally accepted accounting principles, or GAAP. Pursuant to the requirements of Regulation G, the Company has provided quantitative reconciliations within the press release of the non-GAAP financial measures to the most directly comparable GAAP financial measures.

In accordance with General Instruction B.2 of Form 8-K, the information in this report, including the exhibit attached hereto, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (“the Exchange Act”), nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective May 8, 2013, McAndrew Rudisill, who previously served as the Company’s President, will become the Chief Executive Officer and Mike Krzus, who previously served as of the Company’s Chief Executive Officer, will become the President. This change is intended to more closely align each officer’s position with his day to day responsibilities.

McAndrew Rudisill, 34, has served the Company’s President and a director since July 2012. Mr. Rudisill has 12 years of investment management and investment banking experience in the natural resources sector. Prior to joining the Company, Mr. Rudisill was Executive Chairman of Emerald Oil, Inc., which the Company acquired in July 2012, from 2011 to 2012. Mr. Rudisill was the Managing Partner and founder of Pelagic Capital Advisors LP from 2007 to 2011. Prior to forming Pelagic Capital Advisors LP, Mr. Rudisill was a co-founder and Managing Partner of BrightStream Asset Management which focused on investments in natural resources from 2005 to 2007. Before co-founding BrightStream, Mr. Rudisill was an Analyst and Managing Director at North Sound Capital from 2003 to 2005 where he was responsible for investments in global natural resources. Mr. Rudisill's investment career began at JPMorgan, where he worked as an investment banker. Mr. Rudisill holds a B.A. cum laude with high honors in Economics from Middlebury College in Middlebury, Vermont.

Mike Krzus, 55, has served as the Company’s Chief Executive Officer and a director since July 2012. Mr. Krzus has over 30 years experience managing technical and business areas in upstream oil and natural gas, liquefied natural gas and geothermal. Prior to joining the Company, Mr. Krzus was the Chief Executive and Operating Officer of Emerald Oil & Gas NL, a petroleum exploration and production company based in Perth, Australia, since February 12, 2009 and was its Managing Director from August 13, 2009 before reverting to a non-executive director on being appointed our Chief Executive Officer in July 2012. Starting as a petroleum engineer with Home Oil in Calgary in 1983, Mr. Krzus then proceeded to Woodside Petroleum Ltd (Australia’s largest operating oil company) in 1986 where he held various management and executive positions involving oil and natural gas field development (including a four-year secondment to Shell International SIPM where he led natural gas and oil field development teams in the Netherlands), exploration and production business development, company business planning and evaluations, joint venture management and technical capability management. Before leaving Woodside Petroleum Ltd in 2007, Mr. Krzus was responsible for its sub-surface technical oil and natural gas development capability and technology and its capital gating approval process. Prior to joining Emerald Oil & Gas NL, Mr. Krzus managed a geothermal exploration company that was a subsidiary of Eden Energy. Mr. Krzus is a member of the Society of Petroleum Engineers (SPE) and Graduate member of the Australian Institute of Company Directors (AICD). Mr. Krzus holds a Diploma in Oil and Gas Technology from the British Columbia Institute of Technology and a BSc in Petroleum Engineering from Tulsa University.

On May 8, 2013, Emerald amended its employment agreements with each of Messrs. Krzus and Rudisill to reflect their new titles. The amendments to the employment agreements, which are attached as Exhibits 10.1 and 10.2, and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

The following exhibits are filed in accordance with the provisions of Item 601 of Regulation S-K:

Exhibit	Exhibit Description

10.1	Third Amendment to Employment Agreement, dated May 8, 2013, between Emerald Oil, Inc. and McAndrew Rudisill.

10.2	Third Amendment to Employment Agreement, dated May 8, 2013, between Emerald Oil, Inc. and Mike Krzus.

99.1	Press release of Emerald Oil, Inc. dated May 8, 2013.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

EMERALD OIL, INC.

By: /s/ Mitchell R. Thompson
Mitchell R. Thompson
Chief Accounting Officer

Date: May 8, 2013

EXHIBIT INDEX

Exhibit	Exhibit Description

10.1	Third Amendment to Employment Agreement, dated May 8, 2013, between Emerald Oil, Inc. and McAndrew Rudisill.

10.2	Third Amendment to Employment Agreement, dated May 8, 2013, between Emerald Oil, Inc. and Mike Krzus.

99.1	Press release of Emerald Oil, Inc. dated May 8, 2013.